Exhibit 99.1

Hut 8 and Eric Trump Launch American Bitcoin to Set a New Standard in Bitcoin Mining

American Bitcoin Highlights

•	American Bitcoin aims to become the world’s largest, most efficient pure-play miner while building a robust strategic Bitcoin reserve
•	Path to 50+ EH/s at average fleet efficiency of <15 J/TH with goal of becoming a publicly listed company

MIAMI, FL, March 31, 2025 (GLOBE NEWSWIRE) – Hut 8 Corp. (Nasdaq | TSX: HUT) (“Hut 8” or the “Company”), an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive use cases such as Bitcoin mining and high-performance computing, today announced the launch of American Bitcoin Corp. (“American Bitcoin”), a majority-owned subsidiary of Hut 8 focused exclusively on industrial-scale Bitcoin mining and strategic Bitcoin reserve development. The launch of American Bitcoin follows the strategic contribution of substantially all of Hut 8’s ASIC miners to and in exchange for a majority interest in American Data Centers, Inc., a company formed by a group of investors including Eric Trump and Donald Trump Jr. In connection with the transaction, American Data Centers, Inc. was subsequently renamed and relaunched as American Bitcoin.

Going forward, all Bitcoin mining operations previously reported under Hut 8’s Compute segment will remain under its Compute segment but operate through the American Bitcoin brand. Initially, American Bitcoin’s results will be consolidated within the Company’s financial statements for reporting purposes. Hut 8 will serve as American Bitcoin’s exclusive infrastructure and operations partner through a series of long-term commercial agreements that will generate stable, contracted revenue streams in Hut 8’s Power and Digital Infrastructure segments.

American Bitcoin aims to become the world’s largest, most efficient pure-play Bitcoin miner while building a robust strategic Bitcoin reserve. The transaction combines Hut 8’s proven mining operations, cost-efficient infrastructure development capabilities, and disciplined approach to capital allocation with Eric Trump’s commercial acumen, capital markets expertise, and commitment to the advancement of decentralized financial systems.

“It is a great honor to partner with Hut 8, a recognized leader in the Bitcoin space, as we launch American Bitcoin,” said Eric Trump, Co-founder of American Bitcoin. “By combining Hut 8’s proven operational excellence in data centers with our shared passion for Bitcoin and decentralized finance, we are poised to strengthen our foundation and drive significant future growth.”

“From the start, we’ve backed our conviction in Bitcoin—personally and through our businesses,” said Donald Trump Jr. “But simply buying Bitcoin is only half the story. Mining it on favorable economics opens an even bigger opportunity. We’re excited to bring investors into that equation through a platform engineered to execute on this thesis and deliver real, tangible participation in Bitcoin’s growth.”

“The launch of American Bitcoin marks a pivotal evolution in our platform strategy,” said Asher Genoot, CEO of Hut 8. “By carving out our mining business into a standalone entity, which will raise its own capital, we align each segment of the business with its respective cost of capital. The transaction creates two focused yet complementary businesses, each purpose-built for its respective mandate. It evolves Hut 8 toward more predictable, financeable, lower-cost-of-capital segments and establishes American Bitcoin as a pure-play mining platform built for exahash growth, Bitcoin production, and operating leverage.”

Key Terms

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Transaction Structure: Hut 8 contributed the majority of its wholly owned ASIC miners to American Data Centers Inc. in exchange for 80% of the company (the “Transaction”). Upon completion of the Transaction, American Data Centers Inc. was renamed and relaunched as American Bitcoin.

•	Leadership Team: American Bitcoin’s initial leadership team will consist of three members: Mike Ho, Executive Chairman; Matt Prusak, Chief Executive Officer; and Eric Trump, Chief Strategy Officer.
•	Board of Directors: American Bitcoin’s Board of Directors will initially consist of four members: Mike Ho, Asher Genoot, Justin Mateen, and Michael Broukhim.
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Select Commercial Agreements: Hut 8 will be the exclusive provider of ASIC colocation services and managed services to American Bitcoin. Hut 8 will also provide day-to-day management services to American Bitcoin through a shared services agreement.

Additional Transaction Information

The Company has made available on its website a presentation with additional information concerning the transaction. Additional information is available in the Form 8-K that the Company will file with the Securities and Exchange Commission.

Conference Call

The Company will host a conference call on Tuesday, April 1, 2025 at 8:30 a.m. ET to discuss the transaction. Join the live webcast here. Analysts can register here.

Supplemental Materials and Upcoming Communications

For important news and information regarding the Company, including investor presentations and timing of future investor conferences, visit the Investor Relations section of the Company’s website, https://hut8.com/investors, and its social media accounts, including on X and LinkedIn. The Company uses its website and social media accounts as primary channels for disclosing key information to its investors, some of which may contain material and previously non-public information.

About Hut 8

Hut 8 Corp. is an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive use cases such as Bitcoin mining and high-performance computing. We take a power-first, innovation-driven approach to developing, commercializing, and operating the critical infrastructure that underpins the breakthrough technologies of today and tomorrow. Our platform spans 1,020 megawatts of energy capacity under management across 15 sites in the United States and Canada: five Bitcoin mining, hosting, and Managed Services sites in Alberta, New York, and Texas, five high performance computing data centers in British Columbia and Ontario, four power generation assets in Ontario, and one non-operational site in Alberta. For more information, visit www.hut8.com and follow us on X (formerly known as Twitter) at @Hut8Corp.

About American Data Centers

American Data Centers seeks to address the growing demand for high-performance computing infrastructure by building a robust portfolio of cutting-edge, energy-efficient data centers to be strategically located in key markets across the United States.

Cautionary Note Regarding Forward–Looking Information

This press release includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws, respectively (collectively, “forward-looking information”). All information, other than statements of historical facts, included in this press release that address activities, events, or developments that Hut 8 expects or anticipates will or may occur in the future, including statements relating to American Bitcoin’s goal of becoming the world’s largest, most efficient pure-play miner, its ability to build a strategic Bitcoin reserve, its path to increased hashrate and improved fleet efficiency, its goal of becoming a publicly listed company, and the expected resulting revenue to be generated by Hut 8.

Statements containing forward-looking information are not historical facts, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by Hut 8 as of the date of this press release, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, failure of critical systems; geopolitical, social, economic, and other events and circumstances; competition from current and future competitors; risks related to power requirements; cybersecurity threats and breaches; hazards and operational risks; changes in leasing arrangements; Internet-related disruptions; dependence on key personnel; having a limited operating history; attracting and retaining customers; entering into new offerings or lines of business; price fluctuations and rapidly changing technologies; construction of new data centers, data center expansions, or data center redevelopment; predicting facility requirements; strategic alliances or joint ventures; operating and expanding internationally; failing to grow hashrate; purchasing miners; relying on third-party mining pool service providers; uncertainty in the development and acceptance of the Bitcoin network; Bitcoin halving events; competition from other methods of investing in Bitcoin; concentration of Bitcoin holdings; hedging transactions; potential liquidity constraints; legal, regulatory, governmental, and technological uncertainties; physical risks related to climate change; involvement in legal proceedings; trading volatility; and other risks described from time to time in Company’s filings with the U.S. Securities and Exchange Commission. In particular, see the Company’s recent and upcoming annual and quarterly reports and other continuous disclosure documents, which are available under the Company’s EDGAR profile at www.sec.gov and SEDAR+ profile at www.sedarplus.ca.

Hut 8 Corp. Investor Relations
Sue Ennis
ir@hut8.com

Hut 8 Corp. Media Relations
media@hut8.com